Investor Relations Contact
Michelle Ahlmann, 650.603.5464

Public Relations Contact
Dave Peterson, 650.603.5231

Mercury Provides Update and Announces Target Filing Date for Restated Financials

•	Restated 2004 Form 10-K and Q1 2005 Form 10-Q Expected to be Filed in Q2 2006

•	Waivers on Debt will Expire March 31, 2006

•	Company has Adequate Liquidity to Meet all Debt and Working Capital Requirements

Mountain View, CA, March 17, 2006 – Mercury Interactive Corporation (OTC: MERQ) today announced that it currently expects to complete its restated financial statements and file its amended 2004 Form 10-K and Q1’05 Form 10-Q with the U.S. Securities and Exchange Commission (SEC) in Q2’06, and to file all other required SEC filings in a timely fashion thereafter. The Company has filed a Form 12b-25 with the SEC to report that it will not timely file its Annual Report on Form 10-K for the period ended December 31, 2005. The restatement of Mercury’s financial statements is being undertaken in connection with work done by the Special Committee of the Board of Directors regarding stock option matters and loans to certain officers.

“Mercury has completed a substantial amount of the required restatement and recertification work and is working closely with its independent advisors in completing this process,” said David Murphy, chief financial officer at Mercury. “We have dedicated significant internal and external resources to complete this important work. The bulk of Mercury’s executive team and people continue to focus on executing our business plan and serving our global customers.”

Overview of Stock Option-Related Restatement Progress

In order to complete the restatement, the Company and its advisors have undertaken a significant volume of work in order to ensure that the requisite financial statements meet all GAAP requirements. The Company has reviewed thousands of individual option grants dating back to 1993. In connection with that review, the Company has reviewed extensive data, including minutes, written consents, emails, metadata and other supporting documentation relating to the grants, to determine what grant dates should be reflected for purposes of the Company’s financial statements. The Company also examined a variety of other factors for each option to determine the appropriate tax and accounting treatment, including, among other things, the terms of any notes used to exercise options, the employee’s subsequent status with the

Mercury Provides Update and Announces Target Filing Date for Restated Financials

Company, subsequent option modifications and option exercise dates. The bulk of this work has now been completed.

Overview of Broad Financial Recertification-Related Progress

In addition to the stock option related restatement progress, the Company, in cooperation with the Special Committee, is completing extensive supplemental procedures designed to test and revalidate its internal controls. These procedures by the Company and the Special Committee, which included the review of over two million emails and electronic documents, have been conducted in order to determine the extent to which prior Company work can be relied upon for the purposes of the preparation and recertification of the restated financial statements. The bulk of this work has now been completed.

Update on SEC Filings

In addition to the restatement and recertification progress, the Company has also been working to prepare the appropriate SEC filings, and designing and implementing remedial measures and an enhanced compliance program. In February 2006, the Company also announced the appointment of two new independent directors, Joe Costello and Stan Keller, bringing significant additional industry and governance experience to its board of directors.

While the Company has made very substantial progress, the overall process of recertifying the financials and preparing the related SEC filings has simply taken longer than expected despite the extensive internal and external resources that the Company has devoted to completing the necessary work.

Update on Waivers on Debt

As the Company previously announced, Mercury received a limited waiver through March 31, 2006 from the Company’s bond holders of any default or event of default which arose when Mercury did not file with the SEC, and furnish to the holders of notes, its Form 10-Qs for Q2’05 and Q3’05. Because the Company will not make such Q2’05 and Q3’05 filings prior to expiration of the waiver period, the Trustee or the holders of 25% of each series of Bonds will have the right at any time after March 31, 2006 to declare the principal and interest on the applicable Bond series immediately due and payable.

Mercury has a cash and investment balance at February 28, 2006 in excess of $1.2 billion. This cash position allows Mercury to meet its debt obligations at maturity or in the event of acceleration, while providing for the Company’s working capital requirements.

Bond Holder Contact

Mercury has engaged Chanin Capital Partners to provide advisory services with respect to the bonds.

Mercury Provides Update and Announces Target Filing Date for Restated Financials

Conference Call

Mercury will hold a conference call on Monday, March 20th at 5:30 a.m. Pacific Time. A live Webcast of the conference call can be accessed through the Company’s Investor Relations website at http://www.mercury.com/ir. In addition, an archive of the Webcast can be accessed through the same line. The live call will also be available telephonically by dialing 877.502.9272, conference call code 3175146. An audio replay of the call will be available until midnight on March 26, 2006. The audio replay can be accessed by calling 888.203.1112, conference call code 3175146.

About Mercury

Mercury Interactive Corporation (OTC: MERQ), the global leader in business technology optimization (BTO) software, is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the largest enterprise software companies today. Mercury provides software and services for IT Governance, Application Delivery and Application Management. Customers worldwide rely on Mercury offerings to govern the priorities, processes and people of IT and test and manage the quality and performance of business-critical applications. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

Forward Looking Statements

This release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that reflect Mercury’s judgment and involve risks and uncertainties as of the date of this release. These forward looking statements include those related to the completion of the restatement of Mercury’s financial statements, the filing of delinquent reports on Forms 10-Q and 10-K and Mercury’s cash position with respect to its debt obligations and working capital requirements. Actual events or results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury and should not be considered as an indication of future events or results. Potential risks and uncertainties include, among other things: 1) the timing of completion of the Company’s review, restatement and filing of its amended historical financial statements to be included in the Amended Form 10-K for fiscal year 2004 and the Amended Form 10-Q for the first quarter of fiscal year 2005, and the filing of its Forms 10-Q for the second and third quarters of fiscal year 2005 and its Form 10-K for fiscal year 2005, 2) the impact of the expensing of stock options and stock purchases under Mercury’s employee stock purchase program pursuant to Financial Accounting Standards Board’s Statement 123

Mercury Provides Update and Announces Target Filing Date for Restated Financials

including, without limitation, the impact of the restatement, 3) the impact of the resignations of Amnon Landan, Douglas Smith and Susan Skaer, 4) the possibility that the trustee for Mercury’s Zero Coupon Senior Convertible Notes due 2008 (the 2003 Notes) and 4.75% Convertible Subordinated Notes due 2007 (the 2000 Notes and, together with the 2003 Notes, the Notes) or the holders of at least 25% of the outstanding principal amount of the 2000 or the 2003 Notes may, if the Company does not file its historical financial statements and periodic reports by March 31, 2006, cause immediate acceleration of repayment of the entire principal amount and accrued interest on such Notes, 5) the possibility that, in the event of acceleration of repayment of the Notes, the Company may eventually not be able to or may not have sufficient funds to repay the Notes and provide for the Company’s working capital requirement, 6) the nature and scope of the ongoing SEC investigation, 7) the timing of the relisting of the Company’s securities on a national securities exchange, including the risk that the Company will not achieve relisting on a national securities exchange, 8) the effect of any third party litigation arising out of the Special Committee investigation, 9) costs incurred by Mercury in connection with the Special Committee investigation and the SEC investigation, and 10) the additional risks and important factors described in Mercury’s SEC reports, including the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, which is available at the SEC’s website at http://www.sec.gov. All of the information in this press release is made as of March 17, 2006, and Mercury undertakes no duty to update this information.

###

Mercury, Mercury Interactive and the Mercury logo are trademarks of Mercury Interactive Corporation and may be registered in certain jurisdictions. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE CORPORATION
379 N. Whisman Road
Mountain View, CA 94043
Tel: (650) 603-5200 Fax: (650) 603-5300
www.mercury.com